UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 7, 2011

AMAZON BIOTECH, INC.
(Exact name of registrant as specified in charter)

Utah	000-26753	87-0416131
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

777 South Flagler Drive, Suite 800
West Palm Beach, Florida 33401
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 444-1019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

On January 7, 2011Jeremy Werblowsky, age 36, was appointed the Company’s chief financial officer.  Mr.  Werblowsky  received his Bachelor of Arts in  Economics and MBA in Finance from Bar-Ilan University in Israel. Mr. Werblowsky   recently joined the Board of Directors of  World Health Energy, Inc. and serves as the Company’s chief financial officer.  From 2008 through 2009 he worked as a global director of finance for Green Point Technologies.  From 2006-2008 Mr. Werblowsky was a senior business analyst at Donavan Data Systems and from 2002-2006 served as a director of Business Development for IDT Telecommunications.  From 2000 through 2002,  Mr. Werblowsky worked as a consultant for Ernst & Young.

The Company has not yet set a compensation level for Mr. Werblowsky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON BIOTECH, INC.

Date: January 7, 2011	By:	/s/ Chaim. J .Lieberman
Name: Chaim. J. Lieberman